UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2004

Glowpoint, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Long Avenue Hillside, NJ 07205

(Address of Principal Executive Officers) (Zip Code)

(973) 282-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since past report)

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2004, Glowpoint, Inc. (the “Registrant”) announced that it had named Rod Dorsey executive vice president and chief financial officer of the Registrant, effective immediately. Mr. Dorsey succeeds Christopher Zigmont, the Registrant’s CFO since its inception. Mr. Zigmont is stepping down to pursue other interests and will support the transition through the close of fiscal year 2004.

Mr. Dorsey, 58, joins the company from Tatum Partners, LLP, one of the nation’s largest providers of supplemental financial and information technology leadership, where he was a CFO engagement partner directly responsible for developing and growing a technology focused practice for publicly held and emerging growth companies. Mr. Dorsey has also previously served as Executive Vice President and CFO of Scient and Predictive Systems.

A copy of the press release announcing the appointment of Mr. Dorsey is attached hereto as Exhibit 99.1.

The Registrant entered into a three year employment agreement with Mr. Dorsey as of December 7, 2004. Under the employment agreement, Mr. Dorsey is entitled to an annual base salary of not less than $245,000, and is eligible to receive an annual incentive bonus of 40% of his base salary. The agreement provides for an award to Mr. Dorsey of options to purchase 125,000 shares of the Registrant’s common stock, with one-third of such options vesting annually.

This brief description of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
	99.1	Text of press release dated December 13, 2004, reporting the Registrant’s appointment of its new chief financial officer.
	99.2	Employment Agreement between the Registrant and Rod Dorsey dated as of December 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: December 13, 2004	/s/ David C. Trachtenberg

David C. Trachtenberg Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Text of press release dated December 13, 2004, reporting the Registrant’s appointment of its new chief financial officer.
99.2	Employment Agreement between the Registrant and Rod Dorsey dated as of December 7, 2004.